AMENDMENT NO. 1 DATED MAY 11, 2005 TO SCHEDULE A OF THE INVESTMENT ADVISORY
                       AGREEMENT DATED SEPTEMBER 7, 2004

This Schedule A to the Investment Advisory Agreement dated September 7, 2004
(the "Agreement") between Old Mutual Advisor Funds and Old Mutual Capital, Inc.,
is hereby amended as of the 11th day of May, 2005 to add the Old Mutual Copper
Rock Emerging Growth Fund and Old Mutual Analytic Defensive Equity Fund and sets forth pursuant to Section 5 of this Agreement the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets as follows and shall be paid monthly at the end of each month.
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
Fund                                                      Fee               Asset Level
----                                                      ---               -----------
Old Mutual Asset Allocation Conservative Portfolio        0.85%             Less than $1 billion
                                                          0.825%            Between $1 - $2 billion
                                                          0.80%             Between $2 - $3 billion
                                                          0.775%            Greater than $3 billion

Old Mutual Asset Allocation Balanced Portfolio            0.90%             Less than $1 billion
                                                          0.875%            Between $1 - $2 billion
                                                          0.85%             Between $2 - $3 billion
                                                          0.825%            Greater than $3 billion

Old Mutual Asset Allocation Moderate Growth Portfolio     0.90%             Less than $1 billion
                                                          0.875%            Between $1 - $2 billion
                                                          0.85%             Between $2 - $3 billion
                                                          0.825%            Greater than $3 billion

Old Mutual Asset Allocation Growth Portfolio              0.95%             Less than $1 billion
                                                          0.925%            Between $1 - $2 billion
                                                          0.90%             Between $2 - $3 billion
                                                          0.875%            Greater than $3 billion

Old Mutual Copper Rock Emerging Growth Fund               0.90%             N/A

Old Mutual Analytic Defensive Equity Fund                 0.95%             N/A


Old Mutual Advisor Funds                                        Old Mutual Capital, Inc.

By:_________________________                                    By:_________________________

Name: ______________________                                    Name: ______________________

Title:________________________                                  Title:________________________
